UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 7, 2008

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Yellowstone, Osburn, Idaho		83849
(Address of principal executive offices)		(Zip Code)

(208) 556-1181
Issuer's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(i)	On January 7, 2008, management received correspondence via regular mail that Jack Harvey resigned from his position as Director of the Company.

(ii)
On January 11, 2008, the Board of Directors appointed John Levy and Morris Weiss as directors of the Company.  Each of Messrs. Levy and Weiss is to be compensated for his service as director at the rate of $10,000 per quarter, payable in advance on the first business day of each quarter.  At the election of the director in question, any such payment may be made in cash or in restricted common stock of the Company, whose price shall be the average price per share at the daily closing of the last five trading days leading up to the first business day of the quarter to which such payment applies.  With respect to the initial payments, Mr. Levy has elected to take one half of the payment and Mr. Weiss has elected to take all of the payment in common stock, which will result in the issuance of  7,102 shares and 14,205 shares to Messrs. Levy and Weiss, respectively, based on an average stock price of $0.704 per share.

(iii)
Also on January 11, 2008, the Board of Directors appointed John Levy as the sole member of a special committee empowered and directed to (i) review and investigate the conduct of the prior management of the Company and any issues arising therefrom and (ii) review and evaluate the Company’s business, financial condition, assets, strategy, prospects and management and recommend to the Board various alternatives to improve the Company’s performance and prospects.  The charter of the special committee is for three months, subject to extension by the Board of Directors.  The special committee is empowered to engage such advisors (including, without limitation, legal counsel and financial advisors) as it, in its sole discretion, shall deem to be necessary and appropriate on such terms as the special committee, in its sole discretion, shall deem to be reasonable and to cause the Company to promptly pay the fees and expenses of such advisors upon presentation of invoices therefor.  Each member of the special committee shall be indemnified by the Company against all expenses and other losses incurred in connection with their service in such capacity to the fullest extent permitted under the Articles of Incorporation and Bylaws of the Company and Idaho law.  As compensation for his duties as the sole member of this special committee, Mr. Levy is entitled to receive compensation, in addition to his compensation as a member of the Board of Directors, of $16,666.66 per month payable in advance on the first day of each month.  Mr. Levy shall be entitled to take up to one half of this compensation in common stock, valued  based on the average of the last five trading days preceding the first day of the month to which such payment applies.  Mr. Levy has elected take one half of this compensation in common stock.

Item 8.01	OTHER EVENTS

(i)	On December 26, 2007, the company moved its corporate offices to 1221 Yellowstone Avenue, Osburn, Idaho, 83849. The new telephone number for the company is (208) 556-1181.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)
Date	January 16, 2008
/s/ WILLIAM T. JACOBSON
By: William T. Jacobson
Interim Chief Executive Officer and President